BAKER-PATRICK
                                AND COMPANY, LTD.
                                -----------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                          PO Box 871BROOKHAVEN MS 39602
                  1377 JOHNNY JOHNSON DRIVE BROOKHAVEN MS 39601
                Telephone (601) 833-5031 Toll-Free (800) 880-5031
                               Fax:(601) 833.5042

Richard  T.  Baker  III,  CPA                           Members  of  A.J.C.P.A.
D.S.  Patrick,  Jr.  CPA                                Licensed  in  Louisiana
                                                               and  Mississippi

Officers  and  Directors
Rx  Solutions,  Inc
Brookhaven,  Mississippi

We have audited the accompanying balance sheet of Rx Solutions, Inc. (an S corporation) as of December 31, 2002 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rx Solutions. Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/Baker-Patrick  &  Co.  Ltd.
------------------------------

Baker-Patrick  &  Co.,  Ltd.

February  24,  2003



Rx  SOLUTIONS,  INC.  BALANCE  SHEET
December31,  2002

ASSETS

CURRENT ASSETS
Accounts receivable . . . . . . . . . . . . .  $  257,012
Inventory . . . . . . . . . . . . . . . . . .     293,690
                                               ----------

TOTAL CURRENT ASSETS. . . . . . . . . . . . .  $  550,702

PROPERTY AND EQUIPMENT. . . . . . . . . . . .     202,267
Less accumulated depreciation . . . . . . . .   (106,672}
                                               ----------

TOTAL PROPERTY AND EQUIPMENT. . . . . . . . .      95,595
                                               ----------

TOTAL ASSETS. . . . . . . . . . . . . . . . .  $  646,297
                                               ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable. . . . . . . . . . . . . . .  $  147,566
Bank overdraft. . . . . . . . . . . . . . . .      22,694
Current portion of capital lease arrangements      39,321
Current portion of long-term debt . . . . . .     111,371
                                               ----------

TOTAL CURRENT LIABILITIES . . . . . . . . . .  $  320,952

LONG-TERM DEBT, net of current portion
Capital lease arrangements. . . . . . . . . .      37,069
Note payable - Peoples Bank . . . . . . . . .     229,898
                                               ----------

TOTAL LONG-TERM DEBT. . . . . . . . . . . . .     266,967
                                               ----------

TOTAL LIABILITIES . . . . . . . . . . . . . .     587,919

SHAREHOLDERS' EQUITY
Common Stock. . . . . . . . . . . . . . . . .       1,000
Retained Earnings . . . . . . . . . . . . . .      57,378
                                               ----------


TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . .      58,378
                                               ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. .  $  646,297
                                               ==========



Rx  SOLUTIONS,  INC-
STATEMENT  OF  INCOME  AND  RETAINED  EARNINGS
For  the  Year  Ended  December  31,  2002


SALES . . . . . . . . . . .  $4,157,000

COST OF SALES . . . . . . .   2,848,964
                             -----------
GROSS PROFIT. . . . . . . .  $1,308,036

EXPENSES
Advertising . . . . . . . .         955
Bank charges. . . . . . . .          80
Computer services . . . . .       3,023
Consulting. . . . . . . . .      86,533
Delivery. . . . . . . . . .     113,759
Depreciation expense. . . .      65,566
Dues. . . . . . . . . . . .          30
Insurance . . . . . . . . .      39,050
Interest expense. . . . . .      21,056
Lease Expense . . . . . . .      28,264
Legal and professional. . .       9,115
Licenses and Permits. . . .         535
Meals and entertainment . .       1,483
Miscellaneous . . . . . . .       9,339
Payroll fees. . . . . . . .       2,194
Payroll taxes . . . . . . .      26,841
Postage and freight . . . .       2,479
Rent expense. . . . . . . .      16,050
Repairs and maintenance . .       5,420
Security. . . . . . . . . .         821
Salaries and wages expense.     308,405
Supplies expense. . . . . .     248,455
Taxes . . . . . . . . . . .       2,903
Utilities . . . . . . . . .      31,514
                             -----------

TOTAL EXPENSES. . . . . . .   1,023,870
                             -----------

NET INCOME. . . . . . . . .     284,166

BEGINNING RETAINED EARNINGS    (130,395)

Shareholder distributions .     (96,393)
                             -----------

ENDING RETAINED EARNINGS. .  $   57,378
                             ===========



Rx  SOLUTIONS,  INC.
STATEMENT  OF  CASH  FLOWS
For  the  Year  Ended  December  31,2002


CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME. . . . . . . . . . . . . . . . .  $ 284,166
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation. . . . . . . . . . . . . . . .     65,566
Increase in accounts receivable . . . . . .   (181,581)
Increase in inventory . . . . . . . . . . .    (85,213)
Decrease in accounts payable. . . . . . . .    (10,425)
                                             ----------

CASH PROVIDED BY OPERATING ACTIVITIES . . .     72,513

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment    $(125,683)
                                              ----------

CASH USED BY INVESTING ACTIVITIES . . . . .   (125,683)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt. . . . . . . .    339,586
Payment on long-term debt . . . . . . . . .   (313,542)
Shareholder distributions . . . . . . . . .    (96,393)
                                             ----------

CASH USED BY FINANCING ACTIVITIES . . . . .    (70,349)
                                             ----------

NET DECREASE IN CASH. . . . . . . . . . . .   (123,519)

CASH AT BEGINNING OF YEAR . . . . . . . . .    100,825
                                             ----------

CASH AT END OF YEAR . . . . . . . . . . . .  $ (22,694)
                                             ==========

SUPPLEMENTAL DISCLOSURE
Interest paid . . . . . . . . . . . . . . .  $  21,056

Rx  SOLUTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
December  31,  2002

NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies of Rx Solutions, Inc is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature  of  Operations
----------------------

Rx Solutions, Inc. supplies prescription drugs to nursing home patients in South Mississippi and South Alabama. A majority of the company's income comes from Medicaid to pay for the prescriptions for the nursing home patients.

Cash  and  Cash  Equivalents
----------------------------

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts  Receivable
--------------------

Bad debts are written off as soon as they are determined to be uncollectable. The corporation does not record an allowance for doubtful accounts. No bad debts were written off in 2002.

Inventories
-----------

Inventories consist primarily of prescription drugs and are stated at the lower of cost (first-in, first-out) or market value.

Property  and  Equipment
------------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of properly and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Rx  SOLUTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS  -  CONTINUED
December  31,  2002

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE  B-LONG-  TERM  DEBT

Long-term  debt  consists  of  the  following:


Peoples Bank note payable $11,246.12 per month
plus interest accrued at 8%, collateralized by inventory
and 550 acres of land. . . . . . . . . . . . . . . . . .  $ 341,269

Less amount due within one year. . . . . . . . . . . . .   (111,371)
                                                          ----------

                                                          $  229,898
                                                          ==========


Maturities  of  long-term  debt  are  as  follows:


Year Ending
December 31,                                                Amount
----------------------------------------------------------  -----------
2003                                                        $ 111,371
2004                                                          120,766
2005                                                          109,132
                                                             ---------

                                                            $  341,269
                                                            ==========
Capital lease arrangements consist of the following:
        Total of capital lease arrangements
        listed in Note F                                     $ 76,390

        Less amount due within one year                       (39,321)
                                                             ---------

                                                             $ 37,069

Rx  SOLUTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS  -  CONTINUED
December  31,  2002

NOTE  C-INCOME  TAXES

All tax effects of the S-Corporation's income are passed through to the shareholders individually; thus, this statement includes no income tax expense or benefit to the S-Corporation.

NOTE  D-CAPIT  AL  STOCK

Each share of common stock is entitled to one vote. Par value of common stock is $1 per share. As of December 31, 2002 there were 1000 shares of common stock authorized, issued, and outstanding.

NOTE  E-LEASING  ARRANGEMENTS

Rx Solutions, Inc. conducts its operations from facilities that are leased under a three-year non-cancelable operating lease expiring in December 2004. There is an option to renew the lease if all articles of the lease are fulfilled.

The following is a schedule of future minimum rental payments required under the above operating lease as of December 31,2002:


Year Ending
December 31,                                        Amount
----------------------------------------  ---------------------------
2003 . . . . . . . . . . . . . . . . . .  $                     3,900
2004 . . . . . . . . . . . . . . . . . .                        3,900
                                          ---------------------------

                                          $                     7,800
                                          ===========================

Rx  SOLUTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS  -  CONTINUED
December  31,  2002

NOTE  F-CAPITAL  LEASING  ARRANGEMENTS

Rx Solutions, Inc. has a capital lease with Fleetwood, for carts and cart accessories. The lease is a 36-month non-cancelable lease with the option to purchase these items at the end of the lease period for the amount of $1.

Rx Solutions, Inc. has a capital lease with US Bancorp, for computer equipment. The lease is a 36-month non-cancelable lease with the option to purchase this equipment at the end of the lease period for the amount of $1.

Rx Solutions, Inc. has a capital lease with US Bancorp for carts and cart accessories. The lease is a 36-month non-cancelable lease with the option to purchase this equipment at the end of the lease period for the amount of $1.

Rx Solutions, Inc. has a capital lease with American Express Equipment Finance for computer equipment. The lease is a 36-month non-cancelable lease with the option to purchase the equipment at the end of the lease period for the amount of $1.

Rx Solutions, Inc. has a capital lease with Cannon Financial for a copier, a printer, and several fax machines. The lease is a 13-month non-cancelable lease with the option to purchase at the end of the lease period for the amount of $1.

The following is a schedule of future minimum rental payments required under the above capital leases as of December 31,2002:


Year Ending
December 31,                                        Amount
---------------------------------------  ----------------------------
2003. . . . . . . . . . . . . . . . . .  $                     39,321
2004. . . . . . . . . . . . . . . . . .                        37,069
                                         ----------------------------

                                         $                     76,390
                                         ============================

The depreciation of these capital leases is included in depreciation expense on the Statement of Income and Retained Earnings.